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                      AMERICAN RADIO SYSTEMS CORPORATION

                                  EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement Nos. 333-08601 on Form S-3/S-8, 333-25075 on Form S-8, and 333-46025 on Form S-4 of
our report dated March 6, 1998 (except for Note 3 as to which the date is March 27, 1998), appearing in the Annual Report on Form 10-K of American Radio Systems Corporation for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 27, 1998